Exhibit 21
ROCKWELL AUTOMATION, INC.
LIST OF SUBSIDIARIES OF THE COMPANY
AS OF SEPTEMBER 30, 2006

	Percentage of Voting
	Securities Owned By
Name and Jurisdiction	Registrant	Subsidiary
Allen-Bradley Company (Nevada)	100%
Allen-Bradley Technical Services, Inc. (Wisconsin)	100%
Anorad Corporation (New York)	100%
Anorad Europe BV (Netherlands)		100%
Anorad Israel Ltd. (Israel)		100%
ATW Properties (Pty.) Ltd. (South Africa)		100%
Black Gauntlet Limited (England)		100%
Breter S.r.L. (Italy)		100%
Dodge de Mexico S.A. de C.V. (Mexico)		100%
EJA Engineering Ltd. (England)		100%
EJA Limited (England)		100%
Federal Pacific Electric Co. (Delaware)		100%
GEPA Gesellschaft fur ProzeBautomation und PC-Anwendungen mbH (Germany)		100%
Goss Processing Systems, Inc. (Delaware)	100%
Grupo Industrias Reliance S.A. de C.V. (Mexico)	100%
Industrias Reliance S.A. de C.V. (Mexico)		100%
Nuad Corporation (Delaware)	100%
Propack Data GmbH (Germany)		100%
Propack Data Limited (England)		100%
PT Rockwell Automation Indonesia (Indonesia)		100%
REC Holding, Inc. (Delaware)		100%
Reliance Electric Company (Delaware)		100%
Reliance Electric Company Canada, ULC (Canada)		100%
Reliance Electric Company Europe GmbH (Germany)		100%
Reliance Electric Technologies, LLC (Delaware)		100%
Rockwell Automation (Malaysia) SDN. BHD. (Malaysia)		100%
Rockwell Automation (N.Z.) Ltd. (New Zealand)		100%
Rockwell Automation (Philippines) Inc. (Philippines)		100%
Rockwell Automation (Proprietary) Ltd. (South Africa)		100%
Rockwell Automation (Xiamen) Ltd. (China)	100%
Rockwell Automation A.B. (Sweden)		100%
Rockwell Automation A.G. (Switzerland)		100%
Rockwell Automation A/S (Denmark)		100%
Rockwell Automation Argentina S.A. (Argentina)		100%
Rockwell Automation Asia Pacific Limited (Hong Kong)	96.52%	3.48%
Rockwell Automation Asia Pacific Pacific Business Center PTE. (Singapore)		100%
Rockwell Automation Australia Ltd. (Australia)	100%
Rockwell Automation B.V. (Netherlands)		100%
Rockwell Automation Canada Control Systems (Canada)		100%
Rockwell Automation Canada Holdings ULC (Canada)	89%	11%

	Percentage of Voting
	Securities Owned By
Name and Jurisdiction	Registrant	Subsidiary
Rockwell Automation Canada Inc. (Canada)		100%
Rockwell Automation Canada Nova Scotia Co. (Canada)		100%
Rockwell Automation Caribbean Holdings, LLP (Delaware)		100%
Rockwell Automation Caribbean LLP (Puerto Rico)		100%
Rockwell Automation Chile S. A. (Chile)		100%
Rockwell Automation Control Systems (Shanghai) Company Limited (China)
Rockwell Automation de Mexico S.A. de C.V. (Mexico)		100%
Rockwell Automation de Peru S.A. (Peru)		100%
Rockwell Automation de Venezuela, C.A. (Venezuela)	100%
Rockwell Automation do Brasil Ltda. (Brazil)	100%
Rockwell Automation Europe B.V. (Netherlands)		100%
Rockwell Automation European Headquarters S.A./N.V. (Belgium)	0.04%	99.96%
Rockwell Automation Germany GmbH (Germany)		100%
Rockwell Automation GesmbH (Austria)		100%
Rockwell Automation Holdings B.V. (Netherlands)		100%
Rockwell Automation Holdings GmbH (Germany)		100%
Rockwell Automation Holdings, Inc. (Delaware)	100%
Rockwell Automation India Ltd. (India)		100%
Rockwell Automation International Holdings LLC (Delaware)	89%	11%
Rockwell Automation Japan Co., Ltd. (Japan)		100%
Rockwell Automation Limitada (Portugal)		100%
Rockwell Automation Limited (Ireland)		100%
Rockwell Automation Limited. (England)		100%
Rockwell Automation Manufacturing (Shanghai) Limited (China)		100%
Rockwell Automation of Ohio, Inc. (Ohio)	100%
Rockwell Automation Pension Trustees Limited (England)		100%
Rockwell Automation Power Systems (Shanghai) Company Limited (China)
Rockwell Automation Puerto Rico, Inc. (Puerto Rico)		100%
Rockwell Automation Research (Shanghai) Company Limited (China)		100%
Rockwell Automation S.A. (Spain)		100%
Rockwell Automation S.A./ N.V. (Belgium)		100%
Rockwell Automation S.r.l. (Italy)		100%
Rockwell Automation s.r.o. (Czech Republic)		100%
Rockwell Automation Sales Company, LLC (Delaware)	100%
Rockwell Automation SAS (France)		100%
Rockwell Automation Services s.r.o. (Czech Republic)		100%
Rockwell Automation Slovakia s.r.o. (Slovakia)		100%
Rockwell Automation Southeast Asia Pte. Ltd. (Singapore)		100%
Rockwell Automation Sp.zo.o. (Poland)		100%
Rockwell Automation Taiwan Co., Ltd. (Taiwan)		100%
Rockwell Automation Technologies, Inc. (Ohio)	100%
Rockwell Automation Thai Co. Ltd. (Thailand)		100%
Rockwell Automation, Inc. (South Dakota)	100%
Rockwell Columbia S.A. (Columbia)		100%

	Percentage of Voting
	Securities Owned By
Name and Jurisdiction	Registrant	Subsidiary
Rockwell Comercia e Servicos de Automacao Ltda. (Brazil)		100%
Rockwell European Holdings Ltd. (England)	89%	11%
Rockwell FSC Ltd. (Barbados)
Rockwell International Limited (England)		100%
Rockwell International Corporation (Nevada)	100%
Rockwell International GmbH (Germany)		100%
Rockwell International Overseas Corp. (Delaware)	100%
Rockwell Otomasyon Ticaret A.S. (Turkey)		100%
Rockwell Automation Korea Ltd. (Korea)		100%
Rockwell Services, Inc. (Delaware)	100%
Rockwell Tecate S.A. de C.V. (Mexico)	99%	1%
ROK III Acquisition Corporation (Delaware)	100%
Siralop Limited (England)		100%
Sprecher & Schuh, Inc. (New York)	100%
Vermont Reserve Insurance Company (Vermont)	100%
W Interconnections Canada Inc. (Canada)		100%
W Interconnections S.A. de C.V. (Mexico)		100%
W Interconnections, Inc. (Delaware)	100%
Listed above are the subsidiaries included in our consolidated financial statements. This list does not include subsidiaries over which we do not have a controlling financial interest. These excluded subsidiaries, considered in the aggregate, do not constitute a significant subsidiary.